UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2011

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

675 West Hasting Street, Suite 711
Vancouver, BC V6B 1N2
(Address of principal executive offices) (Zip Code)

(604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 29, 2011, the Registrant appointed Stephen K. Jones as its Vice President of Exploration.

Mr. Jones is a Certified Professional Geologist, a member of the Geologic Society of Nevada, and a Qualified Person under Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects, as promulgated by the Canadian Securities Administrators, with over 38 years of exploration experience in Nevada, Alaska, Argentina, and Mexico. Since 2003, Mr. Jones has worked as a consulting geologist to the mining industry with a client base including Rio Tinto, Amera Resources, Kinross Gold, Calypso Resources, Astral Mining, Northair Group, Argonaut Gold, and Peregrine Metals. Mr. Jones’ projects as a consulting geologist have included epithermal gold and copper gold programs in the Walker Lane of Nevada, Argentina, and Mexico.

The Registrant is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Jones and any other director or executive officer of the Registrant. The Registrant knows of no transactions involving the Registrant during the last two years in which Mr. Jones had a direct or indirect interest.

In relation to Mr. Jones’ appointment as Vice President of Exploration, the Registrant has agreed to compensate Mr. Jones at a rate of $160,000 per year, with a standard benefits package of medical, dental, life and disability coverage. The Registrant also agreed to grant Mr. Jones options to purchase 100,000 shares of the Registrant vesting on a quarterly basis and, if the expansion of the Registrant’s stock option plan is approved by its shareholders on September 8, 2011, additional options to purchase 100,000 shares of the Registrant vesting on a quarterly basis.

Item 7.01 Regulation FD Disclosure.

On August 29, 2011, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Stephen Jones as its Vice President of Exploration. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Exhibits.

Exhibit	Description
99.1	Press Release, dated August 29, 2011*

* The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION.
(Registrant)

Dated: September 1, 2011	By: /s/ John Key
John Key
Chief Executive Officer